Exhibit 99.2

American River Bank

Salary Continuation Agreement

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AMERICAN RIVER BANK

SALARY CONTINUATION AGREEMENT

THIS SALARY CONTINUATION AGREEMENT (“Agreement”) is made and entered into as of this 31st day of December, 2012, by and between American River Bank, a California chartered, FDIC-insured bank with its main office in Sacramento, California (“Employer”) and Kevin B. Bender (the “Executive”). This Agreement is a restatement of the Agreement entered into between the Employer and the Executive on January 3, 2007, and subsequently amended on February 21, 2008.

WHEREAS, the Employer is a wholly-owned subsidiary of American River Bankshares, a California corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended (“AMRB”);

WHEREAS, the Executive has contributed substantially to the success of the Employer and is expected to contribute substantially to the future success of the Employer;

WHEREAS, to encourage the Executive to remain an employee of the Employer (whether the Executive is employed directly by the Employer or who provides services to the Employer as an employee of TriNet HR Corporation or other professional employer organization), the Employer is willing to provide salary continuation benefits to the Executive, which the Employer will pay from its general assets;

WHEREAS, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in §18(k)(4)(A) of the Federal Deposit Insurance Act [12 U.S.C. §1828(k)(4)(A)] exists or, to the best knowledge of the Employer, is contemplated by this Agreement insofar as the Employer is concerned;

WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a nonqualified top-hat plan, for purposes of the Employee Retirement Income Security Act and the Internal Revenue Code; and

WHEREAS, the Executive is fully advised of the Employer’s financial status and the fact that the Executive has no interest in or rights under any insurance policies or other investments the Employer may elect to purchase in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Employer hereby agree, effective as of the Effective Date, as follows:

Article 1

Definitions

The following words and phrases used in this Agreement have the following meanings:

1.1        “Beneficiary” means a person or entity entitled to receive any benefit which is payable by reason of the Executive’s death.

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1.2        “Change in Control” means a change in ownership or effective control of the Employer or AMRB or a change in ownership of a substantial portion of the Employer’s or AMRB’s assets, all in accordance with Code Section 409A. For purposes of determining a “change in effective control,” the threshold percentage shall be 35% instead of 30% as allowed under the Code Section 409A Treasury Regulations.

1.3        “Code” means the Internal Revenue Code of 1986, as amended.

1.4        “Effective Date” of this Agreement means January 1, 2007.

1.5        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.6        “Intentional” shall mean an act or failure to act on the Executive’s part that is not in good faith and is without a reasonable belief that the action or failure to act is in the best interests of the Employer. No act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence.

1.7        “Plan Year” means a twelve-month period ending on each December 31. The initial Plan Year commences on the Effective Date of this Agreement.

1.8        “Separation from Service” means the Executive’s termination of employment with the Employer by reason of death, retirement, or for any reason that qualifies as a separation from service within the meaning of Code Section 409A. For purposes of this Section 1.8 and herein, the Executive incurs a termination of employment under, subject to, and pursuant to Treas. Reg. Section 1.409A-1(h)(1)(ii) if the facts and circumstances indicate that the Employer and Executive reasonably anticipated: (a) that no further services would be performed after a certain date, or (b) that the level of bona fide services the Executive would perform for the Employer after such date would permanently decrease to .00001% of the average level of bona fide services the Executive performed over the immediately preceding 36-month period (or over the full period of services the Executive performed for the Employer prior to the anticipated permanent decrease date if the Executive had performed services for the Employer for less than 36 months). In the event subsection (b) of the prior sentence in this Section 1.8 violates Code Section 409A as determined by the Employer, a final adjudication under a court of law or an arbiter, or the U.S. Department of the Treasury, including the Internal Revenue Service, said subsection shall be voided and rendered ineffective, and instead the 20%, 36-month threshold of Treas. Reg. Section 1.409A-1(h)(1)(ii) shall apply. In the event of a conflict or inconsistency between this definition and the definition of “separation from service” or similar term as provided in Code Section 409A, the definition under Code Section 409A shall govern.

1.9        “Spouse” means the person who is living with and married to the Executive within the meaning of the laws of the state of the Executive’s residence, as evidenced by a valid marriage certificate or other proof acceptable to the Employer.

1.10      “Termination for Cause” shall mean the occurrence of any one or more of the following:

(a)        the willful, intentional and material breach of duty by the Executive in the course of his employment;

(b)        the habitual and continued neglect by the Executive of his employment duties and obligations under this Agreement;

(c)        the Executive’s willful and intentional violation of any State of California or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of Employer or AMRB and their respective subsidiaries, or of the rules or regulations of the Board of Governors of the Federal Reserve System, California Department of Financial Institutions or the Federal Deposit Insurance Corporation, or other regulatory agency or governmental authority having jurisdiction over Employer or AMRB;

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(d)        the determination by a state or federal banking agency or governmental authority having jurisdiction over Employer or AMRB that the Executive is not suitable to act in the capacity for which he is employed by Employer;

(e)        the Executive is convicted of any felony or a crime involving moral turpitude, or commits a fraudulent or dishonest act;

(f)        the Executive discloses without authority any secret or confidential information concerning Employer, AMRB or their respective subsidiaries or takes any action which the Employer’s Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with Employer, AMRB or their respective subsidiaries; or

(g)        the Executive materially breaches the terms or provisions of this Agreement.

1.11      “Year of Service” means each Plan Year that the Executive performs services for the Employer and the Executive has not incurred a Separation from Service with the Employer, including by death, or a termination of employment in connection with a Change in Control (as determined by the Employer) before the last day of such Plan Year (i.e., December 31) with respect to that Plan Year.

Article 2

Benefits

2.1         Benefits

(a)        In General. Upon the events described in this Article 2, the Employer and/or AMRB shall pay to the Executive the benefit described in this Article 2. There are three (3) types of benefits provided under this Agreement, as set forth below and in the last three columns of Schedule A attached hereto: the Annual Retirement Benefit, the Annual Change in Control Benefit, and the Annual Death Benefit, respectively.

            These Benefits are sometimes collectively referred to herein as “benefits”, and a specific Benefit is sometimes referred to herein as “benefit” or “benefits”.

(b)        Applicable Benefit. The benefit to be paid under this Agreement shall be the benefit corresponding to the first of the following events to occur while performing services for the Employer: the Executive either incurs a Separation from Service, a death, or a termination of employment in connection with a Change in Control. As a result, the Executive will receive only one of these benefits pursuant to this Article 2.

(i)        No Effect from Change in Status. If the Executive incurs a Separation from Service as determined under Code Section 409A and Section 1.8, yet still performs services for the Employer and thus the Executive is entitled to the Annual Retirement Benefit, and also if subsequently the Executive while performing services for the Employer either incurs a termination of employment in connection with a Change in Control or dies, the Executive will not thereafter become entitled to the Annual Change in Control Benefit or the Annual Death Benefit as set forth in Schedule A. The Annual Retirement Benefit already paid or to be paid shall not be increased.

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2.1.1     Amount and Accrual of Benefit

(a)        In General. The amount of benefit provided under this Agreement and this Article 2 is the annual benefit amount set forth in Schedule A. The amount (as listed in Schedule A) depends upon:

(i)        the reason for which the benefit is paid pursuant to Section 2.1; and

(ii)       the Years of Service the Executive has accrued.

(b)        Accrual

(i)        The Executive will only accrue a benefit for a Plan Year if the Executive earns a Year of Service for such Plan Year.

(ii)       Once the Executive is first entitled to a benefit payment hereunder, the Executive will not earn additional Years of Service.

(iii)      If the Executive is entitled to receive a Separation from Service benefit or Change in Control benefit, and if the Executive returns to perform services for the Employer, then the Executive shall not accrue additional Years of Service upon returning to perform services for the Employer.

(iv)     The term “Plan Year” or “Plan Years” as defined in Section 1.7 and as used throughout this Agreement (including Schedule A), and accruals of benefits under this Plan, shall be further construed and calculated in accordance with the footnote to Schedule A.

(c)        Retirement Benefit. The Executive’s Annual Retirement Benefit will increase commensurate with his Years of Service. Specifically, the Executive will accrue a benefit for each additional Year of Service he earns in accordance with Schedule A. For example, if the Executive performs services for the Employer on December 31, 2013 and December 31, 2014, but incurs a Separation from Service before December 31, 2015, his annual benefit per Schedule A shall be $20,000. If the Separation from Service occurs on or after December 31, 2015, the annual benefit shall be $22,500.

(d)        Change in Control and Death Benefits. The amount of the Executive’s Annual Change in Control and Annual Death Benefits, as set forth herein and in Schedule A, will or will not increase only in part on account of the Years of Service the Executive accrues prior to a termination of employment in connection with a Change in Control. With respect to a Change in Control benefit, the amount remains consistent until the Executive accrues a Year of Service with respect to Plan Year thirteen (13), as set forth in Schedule A.

(i)        For example, if the Executive incurs a termination of employment in connection with a Change in Control prior to December 31 of Plan Year thirteen (13), the Executive will receive a $32,485 benefit, not a $32,500 benefit.

Article 3 provides additional provisions with respect to Change in Control and Death Benefits.

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2.1.2     Payment of Benefit. The Employer and/or AMRB shall pay the annual benefit under Article 2 of this Agreement to the Executive or his Beneficiary in twelve (12) equal monthly installments, without interest, payable on the first day of the month commencing with the month next following Separation from Service, a termination of employment in connection with a Change in Control, or death. The Employer, in its sole discretion if administratively practicable to it, may delay the initial commencement of monthly payments by no more than ninety (90) days so long as: (a) the one or more monthly payments that commence late are paid in a lump sum to the Executive or Beneficiary within said ninety (90) day period, and (b) the Executive or Beneficiary will not directly or indirectly determine the date and taxable year of such payment. The annual benefit shall be paid to the Executive or Beneficiary for 15 years (i.e., 180 monthly payments in total). This payment schedule will be adjusted if required pursuant to Section 2.2.

2.2        Delayed Payment for Specified Employees. Notwithstanding any provision of the Agreement to the contrary, if any stock of the Employer or AMRB is publicly traded on an established securities market or otherwise, and if the Executive is a “specified employee”, within the meaning of Code Section 409A, as of the date of the Executive’s Separation from Service, then the provisions of this Agreement permitting a payment upon a Separation from Service are satisfied only if payments may not be made before the date that is six (6) months after the date of Separation from Service (or, if earlier than the end of the six (6) month period, the date of death of the specified employee). This required delay in payment is met if payments to which a specified employee would otherwise be entitled during the first six (6) months following the date of Separation from Service are accumulated and paid on the first day of the seventh month following the date of Separation from Service, or if each payment to which a specified employee is otherwise entitled upon a Separation from Service is delayed by six (6) months. The Employer shall determine the method that will be implemented, provided that no direct or indirect election as to the method may be provided to the Executive.

The Executive will, or will not, as is necessary, be identified and designated by the Employer as a specified employee as of each December 31. The designation as a specified employee shall apply for the twelve (12)-month period beginning on April 1 following said December 31. For example, the designation of the Executive as a specified employee on December 31, 2011 would apply from April 1, 2012 to March 31, 2013.

This Section 2.2 does not apply to payments made hereunder for reasons of death or a Change in Control.

2.3        Other Delays in Payment. Payments of benefits may be delayed as provided under and subject to Treasury Regulation Section 1.409A-2(b)(7).

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Article 3

Death and Change in Control Benefits

3.1        Death Prior to Payment Entitlement. If the Executive dies before he is entitled to payment of the applicable benefit set forth in Article 2, if any, the Employer shall pay to the Beneficiary such applicable benefit. The annual benefit under this Section 3.1 shall be the applicable amount specified in Article 2 and shall be payable commencing on the first day of the month next following the date of the Executive’s death, as provided in Section 2.1.2.

3.2        Death During Benefit Period. If the Executive dies after any benefit payments provided pursuant to Article 2 have commenced under this Agreement but before he has received all such payments, the Employer shall pay to the Beneficiary, in lieu of any other benefits under this Agreement, the remaining benefit set forth in Article 2. The annual benefit under this Section 3.2 shall be the remaining amount specified in Article 2 and shall be payable as provided in Section 2.1.2, commencing on the first day of the month next following the date of the Executive’s death and continuing for the remaining number of payment periods after taking into account the benefit payments the Executive received prior to his death.

3.3        Death After Payment Entitlement but Before Benefit Payments Commence. If the Executive is entitled to any benefit payments under Article 2 of this Agreement, but dies prior to the commencement of the benefit payments, the Employer shall pay to the Beneficiary, in lieu of any other benefit under this Agreement, the applicable benefit set forth in Article 2 to which the Executive is entitled. The annual benefit under this Section 3.3 shall be the applicable amount specified in Article 2 and shall be payable commencing on the first day of the month next following the date of the Executive’s death as provided in Section 2.1.2.

3.4        Change in Control Benefit. If within a period of two (2) years following a Change in Control, the Executive incurs an involuntary termination of employment as determined by the Employer, the Executive will receive the Change in Control Benefit. In addition to an actual involuntary termination, a termination of employment will be considered involuntary if one or more of the following conditions arise without the consent of the Executive: (a) a material diminution in the Executive’s base compensation, (b) a material diminution in the Executive’s authority, duties, or responsibilities, (c) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or employee instead of reporting directly to the Board of Directors of a corporation (or similar governing body with respect to any entity other than a corporation), (d) a material diminution in the budget over which the Executive retains authority, (e) a material change in the geographic location at which the Executive must perform the services, or (f) any other action or inaction that constitutes a material breach of the terms on an applicable employment agreement. If Code Section 409A provides that said two (2) year period fails the “objectively determinable and nondiscretionary” requirement set forth in Treasury Regulation Section 1.409A-3(b), then the termination of employment must occur at any time during the taxable year of the Executive during which the Change in Control occurs, and/or if permitted by Code Section 409A, at any time within ninety (90) days after the Change in Control, so long as the Employer, not the Executive, designates the taxable year within which the Executive is entitled to the Annual Change in Control Benefit.

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Article 4

Beneficiaries

4.1        Beneficiary Designation. The Executive shall have the right to designate, in writing, any person or persons, who, contingently or successively, are to succeed to the Executive’s benefit under the Agreement in the event of the Executive’s death. The Employer shall prescribe a sample form for the written designation of the Beneficiary and, upon the Employer’s receipt of a fully completed and Employer-approved form, said form shall be in effect and effectively revoke all designations filed prior to that date by the Executive.

4.2        Community Property and Legal Effect. The Executive, and specifically not the Employer or any other party, shall be responsible for ensuring the legal validity and enforceability of the Executive’s Beneficiary designation. The Executive is strongly encouraged to seek his own legal counsel for this purpose. If the Executive’s benefit is subject to his Spouse’s or a former Spouse’s community property interest, the Executive’s designation of the Beneficiary shall be valid and enforceable only to the extent such benefit is not subject to such community property interest and/or the Spouse has waived the Spouse’s interest in accordance with applicable state law.

4.3        No Beneficiary Designation. If the Executive fails to name a Beneficiary in accordance with Section 4.1, or if the Beneficiary named by the Executive predeceases him or dies before complete distribution is made to the Beneficiary under this Agreement, then the Beneficiary shall be the Executive’s Spouse, but if the Spouse predeceases the Executive, then the Beneficiary shall be the Executive’s descendants per stirpes, and if none survive the Executive, then the Beneficiary shall be the Executive’s estate.

4.4        Revocation Upon Divorce. Notwithstanding any provision of this Agreement to the contrary, if the Executive designates his Spouse as a Beneficiary, a subsequent divorce decree that relates to such Spouse shall automatically revoke the Executive’s designation of the Spouse as a Beneficiary unless the decree or a domestic relations order provides otherwise or unless the Executive names such former Spouse as his Beneficiary on a fully completed form approved by the Employer at any time after the date of such divorce decree.

Article 5

General Limitations

5.1        Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Employer and/or AMRB shall not pay any benefit under this Agreement if the Executive ceases to perform services for the Employer as a result of a Termination for Cause.

5.2        Suicide or Misstatement. The Employer and/or AMRB shall not pay any benefit under this Agreement if the Executive commits suicide within two (2) years after the Effective Date of this Agreement, or if the Executive at any time has made any material misstatement of fact on any application for life insurance purchased by the Employer.

5.3        Insolvency. If the California Commissioner of Financial Institutions appoints the Federal Deposit Insurance Corporation as receiver for the Employer, all obligations under this Agreement shall terminate as of the date that the Employer and/or AMRB is declared insolvent, subject to any vested rights of the Executive under applicable law.

5.4        FDIC Open-Bank Assistance. All obligations under this Agreement shall be terminated, subject to any vested rights of the Executive under applicable law, except to the extent it is determined that continuation of the contract is necessary for the continued operation of the Employer, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act [12 U.S.C. §1823(c)].

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Article 6

Administration and Claims Procedures

6.1        Authority and Responsibility of the Employer. Unless otherwise specifically provided herein, the Employer shall have full and complete authority, responsibility, discretion and control over the management, administration and operation of this Agreement and investments hereunder, including but not limited to the authority to: (a) formulate, adopt, issue, revise and apply procedures and rules in accordance with law; (b) construe and apply the provisions of the Agreement; (c) make determinations concerning eligibility for or accrual of benefits, and concerning eligibility to receive payment of benefits; (d) adopt and prescribe the use of necessary forms; (e) prepare and file reports, notices, and any other documents relating to the Agreement which may be required by the United States Secretary of Labor or Secretary of the Treasury; (f) prepare and distribute to the Executive any communication materials required by ERISA or the Code; (g) employ or retain agents and/or other professionals (including those who may be employed by or represent the Employer) to aid it in the administration of the Agreement; (h) be the agent for service of legal process; (i) make available for inspection and provide upon request documents and instruments required to be disclosed by ERISA or the Code; (j) direct the payment of benefits under the Agreement and issue such other directions and instructions as are necessary for the proper administration of the Agreement; and (k) analyze and report activity under this Agreement.

Any decisions or determinations the Employer may make under or with respect to this Agreement shall be made in its sole discretion and shall be final and binding.

6.2        Claims Procedures

6.2.1     Initial Claim for Benefits and Timing. Each person entitled to benefits under this Agreement (“Claimant”) must submit his or her claim for benefits to the Employer in such form as is provided or approved by such Employer. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his or her filing a claim and exhausting his or her rights under this Section 6.2. When a claim for benefits has been filed properly, such claim shall be evaluated and the Claimant shall be notified by the Employer (or its agent) of its approval or denial within a reasonable period of time but not later than ninety (90) days after the Employer’s receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant by the Employer (or its agent) prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision is expected to be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was received by the Employer).

6.2.2     Content of Denial Notice. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain: the specific reason(s) for the denial, reference to the specific Agreement provision(s) upon which the denial is based, a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, and a description of the Agreement’s appeal procedure and its applicable time limits, as set forth herein, including a statement of the Claimant’s rights to bring a civil action under ERISA Section 502(a) following an adverse determination on appeal.

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6.2.3     Appeal of Claim Denial. The purpose of the review procedure set forth in this Section is to provide a procedure by which a Claimant under the Agreement may have a reasonable opportunity to appeal a denial of a claim for a full and fair review. If a claim is denied, in whole or in part (or if within the time periods prescribed in Section 6.2.1, the Employer or its agent has not furnished the Claimant with a denial and the claim is therefore deemed denied), and if the Claimant wishes to appeal the denial, the Claimant must file a written request with the Employer within sixty (60) days after the date on which the Claimant received written notification of the denial that the Employer conduct a full and fair review of the denial of the claim for benefits, which shall include a hearing if deemed necessary by the Employer.

6.2.4     Review Requirements. The Claimant shall have the opportunity to submit written comments, documents, records, and other information relevant to the Claimant’s claim for benefits. The review shall take into account all such comments, documents, records, and other information submitted by the Claimant, without regard to whether such information was submitted or considered in the initial benefit determination.

6.2.5     Decision on Review. Decision on review of a denied claim shall be made in the following manner:

6.2.5.1  The decision on review shall be made and be communicated to the Claimant within a reasonable period of time but not later than sixty (60) days after the Employer receives the request for review unless the Employer determines that special circumstances (such as the need to hold a hearing) require an extension of time for processing the claim. If the Employer determines that an extension of time is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Employer expects to render the determination on review.

6.2.5.2  The decision on review shall be set forth in a manner calculated to be understood by the Claimant, shall be in writing, and shall include: the specific reason(s) for the decision, reference to the specific Agreement provision(s) on which the decision is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

6.2.5.3  In the event that the decision on review is not furnished within the time period set forth herein, the claim shall be deemed denied on review.

Article 7

Miscellaneous

7.1        Amendments and Termination. This Agreement may be amended or terminated only by a written agreement, and only to the extent Code Section 409A allows, and signed by the Employer and the Executive.

7.1.1     Legal Compliance. Upon termination of this Agreement, the Executive shall be entitled to receive his benefit only in accordance with this Agreement as if it has not terminated or as the Agreement otherwise is amended in compliance with the Code and ERISA, as applicable.

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7.1.2     Amendments and Administration. This Agreement may be amended, terminated and/or administered by the Employer at any time and retroactively, if required, if warranted in the opinion of the Employer, to ensure that the Agreement is characterized as a “top hat” plan maintained for a select group of management or highly compensated employees as described under ERISA, and/or to conform and construe the Agreement to the provisions and requirements of any applicable law (including but not limited to ERISA and the Code). No such Employer action shall be deemed to prejudice or impermissibly reduce any interest of the Executive or a Beneficiary in contravention of this Agreement (and thus such Employer action under this Section 7.1.2 is permissible).

7.2        Binding Effect. This Agreement shall bind the Executive, the Employer, and their Beneficiaries, survivors, executors, successors, administrators and transferees.

7.3        No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Employer, nor does it interfere with the Employer’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

7.4        Personal Data to Employer. The Executive and each Beneficiary of a deceased Executive must furnish to the Employer such evidence, data or information as the Employer considers necessary or desirable for the purpose of administering this Agreement. The provisions of this Agreement are effective for the benefit of the Executive upon the condition precedent that the Executive will furnish promptly full, true and complete evidence, data and information when requested by the Employer.

7.5        Assignment or Alienation. Neither the Executive, Beneficiary, nor any other party shall anticipate, transfer, assign or alienate (either at law or in equity) any benefit provided hereunder, and the Employer shall not recognize any such anticipation, transfer, assignment or alienation. To the extent permitted by law, the right of the Executive or any Beneficiary to any benefit or to any payment under this Agreement shall not be subject in any manner to attachment or other legal process for the debts of such Executive or Beneficiary, except as provided under Section 7.15.

7.6        Successors; Binding Agreement. The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform this Agreement if no such succession had occurred. The Employer’s failure to obtain an assumption agreement before effectiveness of any such succession shall nonetheless entitle the Executive to the benefit as provided in this Agreement. This Section 7.6 shall only be effectuated and/or reformed to the extent allowed under Code Section 409A.

7.7        Tax Withholding. The Employer shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

7.8        Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

7.9        No Funding Nor Guarantee. Benefits hereunder shall be paid solely from the general assets of the Employer. Benefits under the Agreement, all property and rights to property purchased in connection with this Agreement, if any, and all income attributable to such amounts, property or rights, if any, that is, all benefits, remain (until paid to the Executive or Beneficiary) solely the property and rights of the Employer, without being restricted to the provision of benefits under the Agreement, subject to the claims of the Employer’s general creditors. The obligations of the Employer to pay benefits hereunder constitute an unfunded, unsecured promise to pay. The right of the Executive or his Beneficiary to benefits hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Executive nor his Beneficiary shall have any rights in or against any amount credited or invested under the Agreement or any other specific assets of the Employer. Nothing contained in the Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust or fund of any kind. Nothing contained in the Agreement shall constitute a guarantee by the Employer that the assets of the Employer will be sufficient to pay any benefit to any person. For purposes of this Section 7.9, the term “Employer” also includes AMRB.

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7.10        Entire Agreement. This Agreement constitutes the entire agreement between the Employer and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

7.11        Named Fiduciary. The Employer shall be the named fiduciary and plan administrator under the Agreement for purposes of ERISA. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of this Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

7.12        Severability. If for any reason any provision of this Agreement is determined by the Employer’s Board of Directors, acting in good faith on advice of counsel or other advisors, or is held by a court, arbiter or other tribunal of competent jurisdiction, to be invalid, unenforceable or in violation of any applicable law, rule or regulation, then this Agreement shall be modified to the minimum extent necessary to render it valid, enforceable and in compliance with applicable laws, rules and regulations, and as so modified, this Agreement shall continue in full force and effect.

7.13        Headings. Caption headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

7.14        Notices. Any notices to be given hereunder shall be in writing and may be transmitted by personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Executive at the address listed in the Employer’s personnel file and to the Employer at its principal business office located at 1545 River Park Drive, Suite 107, Sacramento, CA 95815. A party may change the address for receipt of notices by written notice in accordance with this Section 7.14. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

7.15        Overpayment. If for any reason, including without limitation mathematical or administrative error, the amounts paid to the Executive or his Beneficiary exceed the benefit to which the Executive or Beneficiary is entitled hereunder, such excess shall constitute an indebtedness of such party to the Employer. Subject to Code Section 409A, such indebtedness shall be paid to the Employer by the Executive, or by the Beneficiary, as the case may be, upon demand by the Employer, or as determined by the Employer, such indebtedness shall be charged against benefits earned but not yet paid to the Executive or Beneficiary, subject to Section 409A. For purposes of this Section 7.15, the term “Employer” also includes AMRB.

7.16        Facility of Payment. Whenever in the Employer’s opinion, the Executive or Beneficiary entitled to receive a payment of benefits hereunder is under legal disability or is incapacitated in any way so as to be unable to manage his personal financial affairs, the Employer may make payments to the party’s representative, relative or other person for the party’s benefit or otherwise apply the payment for the benefit of such Executive or Beneficiary in such manner that the Employer considers advisable. Any payment of benefits in accordance with this provision shall be a complete discharge of any liability for the making of such payment under the provisions of this Agreement.

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7.17        Arbitration. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), in accordance with the rules and procedures of JAMS then in effect. In the event JAMS is unable or unwilling to conduct such arbitration, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association (“AAA”), shall conduct such binding arbitration in accordance with the rules and procedures of the AAA then in effect. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Sacramento, California, unless otherwise agreed to by the parties.

7.18        No Liability. The Employer, AMRB, the Board of Directors of the Employer or AMRB, and all officers and employees of the Employer or AMRB, shall not be liable to any person for any action taken or omitted in connection with this Agreement unless attributable to such person’s own fraud or willful misconduct.

7.19        Internal Revenue Code Section 280G. If all or any portion of the amounts payable to the Executive pursuant to this Agreement, alone or together with other payments which the Executive has the right to receive from the Employer, constitute “excess parachute payments” within the meaning of Section 280G of the Code, that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), such amounts payable hereunder shall be reduced to the extent necessary, after first applying any similar reduction in payments to be received from any other plan or program sponsored by the Employer from which the Executive has a right to receive payments subject to Sections 280G and 4999 of the Code, including without limitation any employment agreement made between the Employer and the Executive, so as to cause a reduction of any excise tax pursuant to Section 4999 of the Code to equal “zero”.

7.20        Internal Revenue Code Section 409A. To the extent permitted by Code Section 409A, the Employer may, in its sole discretion, commence distribution to the Executive, the Beneficiary or other appropriate payee of the portion of the Executive’s benefit authorized for distribution for one or more of the following reasons: (a) a de minimis cashout payment that results in the termination of the entirety of the Executive’s interest in the Agreement (and any required aggregated plan), if the payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B) and if the Employer exercises its discretion hereunder evidenced in writing no later than the date of such payment; (b) payment of the amount required to be included in the Executive’s income as a result of any failure to comply with Code Section 409A; (c) payment of the Federal Insurance Contributions Act tax imposed under the Code as permitted under Code Section 409A; (d) payment to a party other than to the Executive pursuant to a domestic relations order; (e) termination of the Agreement; and (f) any other circumstance to the extent permitted under Code Section 409A.

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7.21        Distributions Pursuant to Domestic Relations Order. Nothing contained in this Agreement prevents the Employer from complying with the provisions of a domestic relations order under the Agreement which awards the Executive’s benefit to an alternate payee; provided, however, compliance with the order and payment will only be made to the extent the Employer determines such compliance and payment is in accordance with applicable law, including ERISA and the Code. For purposes of this Section, an alternate payee is the spouse, former spouse, child or other dependent of the Executive who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Agreement with respect to such Executive.

7.22        USERRA, Family and Medical Leave Act, and Leaves. Only to the extent required by law, the Agreement shall comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) and the Family and Medical Leave Act of 1993. This Agreement, relating to USERRA and leaves in general, also will comply with Section 409A.

7.23        Review Procedure. Not less frequently than every three (3) years during the term of this Agreement, and prior to the commencement of benefit payment hereunder, the Employer will review this Agreement and the benefits that may become payable hereunder to determine whether to maintain the benefits at the amounts specified in this Agreement or to increase the benefits. If the Employer determines, in its sole discretion, to increase the benefits, any modification herein, including to Schedule A, shall be appropriately modified, but only in writing and only to the extent Code Section 409A allows.

7.24        Construction

7.24.1     Reference to the provisions of any particular section of the Code, ERISA, other statute, regulation or release by governing authorities shall be deemed to be a reference to any section of the authority which may hereafter contain the same or similar provisions. References herein to particular Code or other statutory sections also include the regulations thereunder as applicable.

7.24.2     This Agreement shall be administered, construed and limited in the manner appropriate for the Agreement to qualify as an ERISA “top hat” plan and to comply with the provisions of the Code, including without limitation Code Section 409A, which Code section and regulations thereunder are incorporated by reference as is necessary for such administration, interpretation and limitation.

For example, whether or not herein a provision uses the words “subject to Section 409A”, all of this Agreement is subject to Section 409A.

For example, the term, or configurations thereof, “performs service for the Employer” shall be construed in accordance with Code Section 409A, including without limitation meaning, in whole or in part, the Employer’s employment of the Executive.

7.24.3     Schedule A is incorporated into this Agreement in its entirety. As a result, when the term “Agreement” is used herein, with or without the words “including Schedule A,” Schedule A is incorporated into the Agreement.

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IN WITNESS WHEREOF, the parties have executed this Salary Continuation Agreement in the City of Sacramento, State of California, as of the day and year first written above.

EXECUTIVE:		EMPLOYER:

AMERICAN RIVER BANK

/s/ Kevin B. Bender		By:	/s/ David T. Taber
Kevin B. Bender

Dated:	12-31-12	Title:	CEO

		Dated:	12-31-12

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SCHEDULE A*

AMERICAN RIVER BANK

SALARY CONTINUATION AGREEMENT

FOR KEVIN B. BENDER

Plan Year	Benefit Accrued for Plan Year Ending 12/31	Annual Retirement Benefit	Annual Change in Control Benefit	Annual Death Benefit
1	2007	$2,500	$32,485	$50,000
2	2008	$5,000	$32,485	$50,000
3	2009	$7,500	$32,485	$50,000
4	2010	$10,000	$32,485	$50,000
5	2011	$12,500	$32,485	$50,000
6	2012	$15,000	$32,485	$50,000
7	2013	$17,500	$32,485	$50,000
8	2014	$20,000	$32,485	$50,000
9	2015	$22,500	$32,485	$50,000
10	2016	$25,000	$32,485	$50,000
11	2017	$27,500	$32,485	$50,000
12	2018	$30,000	$32,485	$50,000
13	2019	$32,500	$32,500	$50,000
14	2020	$35,000	$35,000	$50,000
15	2021	$37,500	$37,500	$50,000
16	2022	$40,000	$40,000	$50,000
17	2023	$42,500	$42,500	$50,000
18	2024	$45,000	$45,000	$50,000
19	2025	$47,500	$47,500	$50,000
20	2026	$50,000	$50,000	$50,000

*    Footnote Applying Schedule A: With respect to this Schedule A and the Agreement, the Plan Year column, along with the three corresponding Annual Benefit columns, only corresponds to the Benefit Accrued for Plan Year Ending column if the Executive performs services for the Employer and accrues a benefit for each of the listed Plan Years (i.e., all 20 Plan Years). In other words, the Executive advances on the Plan Year and Benefit Accrued for Plan Year Ending columns only to the extent the Executive accrues a benefit in a Plan Year. For example, if the Executive accrues a benefit for listed Plan Years 1 and 3 (i.e., for Plan Years ending December 31, 2007 and December 31, 2009, respectively), and the Executive does not accrue a benefit for the listed Plan Year 2 (i.e., for the Plan Year ending December 31, 2008), then the Executive has 2 Plan Years, not 3, and thus will accrue the applicable benefit corresponding to listed Plan Year 2 (i.e., the $5,000, $32,485 or $50,000 benefit); the Executive will not accrue the listed Plan Year 3 benefit (e.g., the Executive will accrue a $5,000, not a $7,500, Annual Retirement Benefit because he only has 2 Plan Years under this Schedule A and this Agreement).

In addition, whether the Executive shall or shall not earn additional Years of Service when there is a break in Years of Service, as in the above example, shall be determined herein under Code Section 409A.

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